Exhibit 21

AMERICAN WATER WORKS COMPANY, INC. AND SUBSIDIARY COMPANIES

Subsidiaries of the Registrant

The following list includes the Registrant and all of its subsidiaries as of December 31, 2001. The voting interest of each company shown indented is owned, to the extent indicated by the percentage, by the company immediately above which is not indented to the same degree.

Name of Company	State of Incorporation	Percentage Voting Interest Owned
American Water Works Company, Inc.
American Water Capital Corp.	Delaware	100
American Water Resources, Inc.	Virginia	100
American Lake Water Company	Illinois	100
AmericanAnglian Canada Company	Canada	100
American Water Services, Inc.	Delaware	100
AAET, Inc.	Delaware	100
AAET, L.P.	Delaware	100
EA2 Systems, L.C.	Missouri	100
Azurix Industrials Corp.	Delaware	100
Azurix Industrial Operations Corp.	Texas	100
Azurix North America Corp.	Delaware	100
American Water Services Canada Corp.	Ontario	100
Azurix North America Underground Infrastructure Corp.	Ontario	100
Uniflo Sewer Services Inc.	Ontario	100
Construction et Pavage Nord Americain Ltee	Quebec	100
Canarehab Inc.	Canada	100
Azurix North America Engineering Corp.	Ontario	100
Terratec Environmental Ltd.	Ontario	100
Azurix North America Industrial Residuals Corp.	Ontario	100
Prism-Berlie (Windsor) Limited	Ontario	100
Uniflo Limited	Ontario	100
Braemar Acres Limited	Ontario	100
Trimax Residuals Management Inc.	Ontario	100
Azurix North America Carbon Services Corp.	Ontario	100
Horseshoe Carbons Incorporated	Ontario	80
Rockcliffe Research Management Inc.	Canada	100
Azurix North America (USA), Inc.	Delaware	100
Philip Automated Management Controls, Inc.	Georgia	100
Azurix North America Residuals Management, Inc.	Texas	100
Trimax Residuals Management (USA), Inc.	Delaware	100
Azurix North America Operations and Maintenance, Inc.	Texas	100
Azurix-JJG, Inc.	Georgia	51
Dittman-Merka Enterprises, Inc.	Texas	90
Walker Water Works, Inc.	Texas	100
Southeast Utilities, Inc.	Texas	100
Azurix CDM, Inc.	Washington	80
Azurix North America Underground Infrastructure, Inc.	Delaware	100
Magnolia Construction Company, Inc.	Louisiana	100
National EnviroTech Group, LLC	Louisiana	16.66
Azurix North America Engineering, Inc.	New Jersey	100
Utility Management and Engineering, Inc.	New Jersey	100

Exhibit 21

Continued

Subsidiaries of the Registrant

Name of Company	State of Incorporation	Percentage Voting Stock Owned
American Water Works Company, Inc.
American Water Works Service Company, Inc.	Delaware	100
Arizona-American Water Company	Arizona	100
California-American Water Company	California	100
Connecticut-American Water Company	Connecticut	100
Hampton Water Works Company	New Hampshire	100
Massachusetts-American Water Company	Massachusetts	100
New York-American Water Company, Inc.	New York	100
The Salisbury Water Supply Company	Massachusetts	100
Hawaii-American Water Company	Nevada	100
Illinois-American Water Company	Illinois	99.9
Indiana-American Water Company, Inc.	Indiana	100
Iowa-American Water Company	Delaware	96.40
Kentucky-American Water Company	Kentucky	100
Long Island Water Corporation	New York	100
Maryland-American Water Company	Maryland	100
Massachusetts Capital Resources Company	Delaware	100
Michigan-American Water Company	Michigan	100
Missouri-American Water Company	Missouri	100
New Jersey-American Resources Company	New Jersey	100
New Jersey-American Water Company, Inc.	New Jersey	100
New Mexico-American Water Company, Inc.	New Mexico	99.99
Ohio-American Water Company	Ohio	100
Pennsylvania-American Water Company	Pennsylvania	96.26
Tennessee-American Water Company	Tennessee	99.98
Virginia-American Water Company	Virginia	100
United Water Virginia, Inc.	Virginia	100
West Virginia-American Water Company	West Virginia	99.97
Bluefield Valley Water Works Company	Virginia	100